 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-268996
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion. Dated June 6, 2023.
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated January 24, 2023)
8,000,000 Shares
Sterling Check Corp.
Common Stock

The selling stockholders identified in this prospectus supplement are offering 8,000,000 shares of common stock of Sterling Check Corp. We are not selling any shares of common stock in this offering, and will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “STER.” The last reported sale price of our common stock on June 5, 2023 was $14.67 per share.
The underwriters have an option for a period of 30 days from the date of this prospectus supplement to purchase up to a maximum of 1,200,000 additional shares of common stock from the selling stockholders.
We have entered into an agreement with Broad Street Principal Investments, L.L.C. (“BSPI”), one of the selling stockholders, to repurchase 1,000,000 shares of our common stock directly from BSPI in a private, non-underwritten transaction at a price per share equal to the price per share to be paid by the underwriters to the selling stockholders in this offering. The share repurchase is expected to be consummated concurrently with this offering and is conditioned upon the closing of this offering. The offering of shares hereby is not conditioned upon the completion of such share repurchase. The terms and conditions of the share repurchase were reviewed and approved by the audit committee of our board of directors. See “Summary—Share Repurchase.”
Following this offering and the share repurchase, our Sponsor (as defined herein) will own 52.6% of the voting power in the company (assuming no exercise of the underwriters’ option to purchase additional shares of common stock from the selling stockholders). As a result, following this offering we expect to continue to be a “controlled company” within the meaning of the corporate governance standards of Nasdaq.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”) and, as such, have elected to comply with certain reduced public company reporting requirements.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors described in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before buying shares of our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per share	Total
Price to public	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to the selling stockholders	$	$
______________
(1)See “Underwriting (Conflicts of Interest)” for additional information regarding underwriting compensation.

Delivery of the shares of common stock is expected to be made on or about               , 2023.

Goldman Sachs & Co. LLC	J.P. Morgan

The date of this prospectus supplement is               , 2023.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
Neither we, the selling stockholders, nor the underwriters have authorized anyone to provide you with any information other than that included or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. Offers to sell, and solicitations of offers to buy, shares of our common stock are being made only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates or on the date or dates which are specified in such documents, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.
S-i

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to those jurisdictions. See “Underwriting (Conflicts of Interest).”
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part, the prospectus supplement, is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Pursuant to the accompanying prospectus dated January 24, 2023, the selling stockholders may, from time to time, offer and sell our common stock in one or more offerings or resales. This prospectus supplement describes the specific terms of this offering and also adds to and updates or supersedes information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read both this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering before deciding to invest in our common stock. In making your investment decision, you should also rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement.
The information incorporated by reference is deemed to be part of this prospectus supplement, and information that we file with the SEC will automatically update and supersede the previously filed information. In the case of a conflict or inconsistency between information in this prospectus supplement and/or information incorporated by reference in this prospectus supplement or the accompanying prospectus, you should rely on the information contained in the document that was filed later.
As used in this prospectus supplement, unless the context otherwise requires, references to “Sterling,” “we,” “us,” “our,” the “Company,” and similar references refer to Sterling Check Corp.
S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we intend that all forward-looking statements that we make will be subject to the safe harbor protections created thereby. You can generally identify forward-looking statements by our use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “playbook,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, including market trends, our market opportunity, the growth of our various markets, our expansion into new markets, or the size of our total addressable market, and statements regarding our expectations, beliefs, plans, strategies, objectives, prospects or assumptions, or statements regarding future events or performance, contained or incorporated by reference in this prospectus supplement under the headings “Summary” and “Risk Factors” are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in this prospectus supplement under the headings “Summary” and “Risk Factors” may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements, or could affect our share price. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:
•changes in economic, political and market conditions, including bank failures and concerns of a potential economic downturn or recession, and the impact of these changes on our clients’ hiring trends;
•the sufficiency of our cash to meet our liquidity needs;
•the possibility of cyber-attacks, security vulnerabilities and internet disruptions, including breaches of data security and privacy leaks, data loss and business interruptions;
•our ability to comply with the extensive U.S. and foreign laws, regulations and policies applicable to our industry, and changes in such laws, regulations and policies;
•our compliance with data privacy laws and regulations;
•potential liability for failures to provide accurate information to our clients, which may not be covered, or may be only partially covered, by insurance;
•the possible effects of negative publicity on our reputation and the value of our brand;
•our failure to compete successfully;
•our ability to keep pace with changes in technology and to provide timely enhancements to our products and services;
•the continued impact of COVID-19 on global markets, economic conditions and the response by governments and third parties;
•our ability to cost-effectively attract new clients and retain our existing clients;
•our ability to grow our Identity-as-a-Service offerings;
S-iv

•our success in new product introductions and adjacent market penetrations;
•our ability to expand into new geographies;
•our ability to pursue and integrate strategic mergers and acquisitions;
•design defects, errors, failures or delays with our products and services;
•systems failures, interruptions, delays in services, catastrophic events and resulting interruptions;
•natural or man-made disasters including pandemics and other significant public health emergencies, outbreaks of hostilities or effects of climate change and our ability to deal effectively with damage or disruption caused by the foregoing;
•our ability to implement our business strategies profitably;
•our ability to retain the services of certain members of our management;
•our ability to adequately protect our intellectual property;
•our ability to implement, maintain and improve effective internal controls;
•our ability to comply with public company requirements in a timely and cost-effective manner, and expense strain on our resources and diversion of our management’s attention resulting from public company compliance requirements; and
•the other risk factors described under “Risk Factors” in this prospectus supplement and the other risk factors described in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, they may not be predictive of results or developments in future periods.
Any forward-looking statement that we make in this prospectus supplement, the accompanying prospectus or in the documents incorporated herein by reference speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus supplement.
S-v

SUMMARY
This summary highlights selected information included or incorporated by reference in this prospectus supplement or the accompanying prospectus. Because this is only a summary, it does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of this offering, you should read this entire prospectus supplement and accompanying prospectus carefully, including the documents incorporated by reference herein and therein, before making an investment decision. This prospectus supplement includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” and “Incorporation by Reference” in this prospectus supplement and the accompanying prospectus.
Sterling Overview
We are a leading global provider of technology-enabled background and identity verification services. We provide the foundation of trust and safety that our clients need to create great environments for their most essential resource—people. We offer a comprehensive hiring and risk management solution that begins with identity verification, followed by criminal background screening, credential verification, drug and health screening, processing of employee documentation required for onboarding and ongoing risk monitoring. Our services are generally delivered through our purpose-built, proprietary, cloud-based technology platform that empowers organizations with real-time and data-driven insights to conduct and manage their employment screening programs efficiently and effectively. Our clients face a dynamic and rapidly evolving global labor market with increasing complexity and regulatory requirements. We believe that our services and platform enable organizations to make more informed employment decisions, improve workplace safety, protect their brand and mitigate risk. As a result, we believe our solutions are mission-critical to our clients’ core human resources, risk management and compliance functions. During the twelve months ended December 31, 2022, we completed over 110 million searches for over 50,000 clients, including over 50% of the Fortune 100 and over 50% of the Fortune 500.
Certain affiliates of The Goldman Sachs Group, Inc. (“Goldman Sachs”) and Caisse de dépôt et placement du Québec (“CDPQ” and, together with Goldman Sachs, our “Sponsor”) are the owners of a majority of our common stock. CDPQ owns its equity interest in us indirectly through a limited partnership controlled by Goldman Sachs.
Sterling Check Corp. (formerly Sterling Ultimate Parent Corp.), the issuer of the common stock in this offering, was incorporated as a Delaware corporation on May 4, 2015. Our corporate headquarters are located at 6150 Oak Tree Boulevard, Suite 490, Independence, OH 44131. Our telephone number is 1 (800) 853-3228. Our principal website address is www.sterlingcheck.com. We have included our website address in this prospectus supplement as an inactive textual reference only. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this prospectus supplement or to be part of this prospectus supplement.
Share Repurchase
We have entered into an agreement with BSPI, one of the selling stockholders, to repurchase 1,000,000 shares of our common stock directly from BSPI in a private, non-underwritten transaction at a price per share equal to the price per share to be paid by the underwriters to the selling stockholders in this offering. We refer to this transaction as the “share repurchase.” The share repurchase is expected to be consummated concurrently with this offering and is conditioned upon the closing of this offering. The offering of shares hereby is not conditioned upon the completion of the share repurchase, and there can be no assurance that the share repurchase will be consummated.

The terms and conditions of the share repurchase were reviewed and approved by the audit committee of our board of directors. We intend to fund the share repurchase from cash on hand.
The share repurchase would be part of our existing $100,000,000 share repurchase program authorized by our board of directors on November 23, 2022, and will reduce the remaining amount available for repurchase.
The description of, and the other information in this prospectus supplement regarding, the share repurchase are included in this prospectus supplement for informational purposes only. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock subject to the share repurchase.

The Offering

Issuer	Sterling Check Corp., a Delaware corporation.

Common stock offered by the selling stockholders	8,000,000 shares.

Option to purchase additional shares of common stock	The underwriters have an option to purchase up to an aggregate of 1,200,000 additional shares of common stock from the selling stockholders at the public offering price, less underwriting discounts and commissions. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Common stock to be outstanding after this offering and the share repurchase	96,819,002 shares.

Controlled company	We are a “controlled company” within the meaning of the corporate governance standards of Nasdaq.

Dividend policy	We do not expect to pay any dividends on our common stock for the foreseeable future. See “Dividend Policy.”

Use of proceeds	The selling stockholders will receive all of the net proceeds from the sale of shares in this offering. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than any underwriting discounts and commissions, which will be borne by the selling stockholders. See “Use of Proceeds” and “Selling Stockholders.”

Share repurchase
We have entered into an agreement with BSPI, one of the selling stockholders, to repurchase 1,000,000 shares of our common stock directly from BSPI in a private, non-underwritten transaction at a price per share equal to the price per share to be paid by the underwriters to the selling stockholders in this offering. We intend to fund the share repurchase from cash on hand. The share repurchase is expected to be consummated concurrently with this offering and is conditioned upon the closing of this offering. The offering of shares hereby is not conditioned upon the completion of the share repurchase.
The share repurchase would be part of our existing $100,000,000 share repurchase program authorized by our board of directors on November 23, 2022, and will reduce the remaining amount available for repurchase.

Conflicts of interest	Certain entities affiliated with Goldman Sachs beneficially own in excess of 10% of our issued and outstanding common stock and, as selling stockholders in this offering, will receive 5% or more of the net proceeds of the offering. Because the Goldman Sachs affiliated stockholders are affiliates of Goldman Sachs & Co. LLC, an underwriter in this offering, Goldman Sachs & Co. LLC is deemed to have a “conflict of interest” under Rule 5121 (“Rule 5121”) of FINRA. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with the offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

Nasdaq symbol	“STER.”

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” in this prospectus supplement and the risk factors described in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our common stock.
The number of shares of our common stock to be outstanding after this offering is based on 96,819,002 shares of our common stock outstanding as of May 31, 2023 (after giving effect to the share repurchase and excluding treasury shares of 1,816,146), of which approximately 5,071,093 shares of common stock are unvested shares of restricted stock that were issued under the Sterling Check Corp. 2021 Omnibus Incentive Plan (the “2021 Equity Plan”), and excludes:
•9,232,890 shares of common stock issuable upon the exercise of options outstanding under the Sterling Ultimate Parent Corp. 2015 Long-Term Equity Incentive Plan (the “2015 LTIP”) as of May 31, 2023 at a weighted average exercise price of approximately $9.74 per share;
•5,257,375 shares of common stock issuable upon the exercise of options outstanding under the 2021 Equity Plan as of May 31, 2023 at a weighted average exercise price of approximately $21.23 per share;
•59,909 shares of common stock issuable upon the settlement of restricted stock units (“RSUs”) outstanding under the 2021 Equity Plan as of May 31, 2023;
•8,489,733 shares of common stock reserved for future issuance under the 2021 Equity Plan; and
•3,810,649 shares of common stock reserved for future issuance under the Sterling Check Corp. Employee Stock Purchase Plan (the “ESPP”).
Unless otherwise expressly stated or the context otherwise requires, all information contained in this prospectus supplement assumes the underwriters’ option to purchase additional shares of common stock from the selling stockholders will not be exercised.

RISK FACTORS
Investing in our common stock involves risks. Potential investors are urged to consider the risks described below and also to read and consider the risk factors and other disclosures in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, as updated by annual, quarterly, and other reports and documents we file with the SEC after the date of this prospectus supplement and that are incorporated by reference herein. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not known to us or not described below or incorporated by reference herein may also negatively impact our business and results of operations. If any of these risks actually occur, our business, results of operations, and financial condition could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.
Risks Relating to This Offering and Ownership of Our Common Stock
The market price of our common stock may be highly volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price, and you could lose all or part of your investment as a result.
The trading price of our common stock could be volatile, and you could lose all or part of your investment. Stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Our board of directors recently approved a share repurchase program, but we are not obligated to repurchase a specified number of shares, or any at all, and may suspend, terminate or modify the program without notice at any time. The share repurchase is part of this program. The following factors, in addition to other factors described in this “Risk Factors” section, may have a significant effect on the market price of our common stock:
•our actual results of operations may vary from the expectations of securities analysts and investors;
•our results of operations may vary from those of our competitors;
•actual or anticipated fluctuations in our quarterly or annual operating results, including as a result of our ability to retain existing clients and attract new clients, the timing and success of new service offerings or product introductions, geographic expansion, or the seasonality of our business cycle;
•the financial projections we may provide to the public, any changes in these projections or our ability to meet these projections;
•investor perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;
•the extent or lack of securities analyst coverage of us or changes in analysts’ financial estimates;
•announcements by us or our competitors of significant contracts, price reductions, new products or technical innovations, acquisitions, dispositions, strategic partnerships, joint marketing relationships, joint ventures, results of operations or capital commitments;

•changes in our relationship with our clients or in client needs or expectations or trends in the markets in which we operate;
•changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business;
•investigations or regulatory scrutiny of our operations or lawsuits filed or threatened against us;
•our ability to implement our business strategy;
•our ability to complete and integrate acquisitions;
•the amount and timing of any repurchases under our share repurchase program;
•trading volume of our common stock;
•changes in accounting principles;
•the loss of any of our management or key personnel;
•sales of our common stock by us, our executive officers and directors or our stockholders (including our Sponsor or its affiliates) in the future;
•changes in our capital structure, such as future issuances of debt or equity securities;
•short sales, hedging and other derivative transactions involving our common stock;
•economic, political, legal and other regulatory factors unrelated to our performance;
•negative trends in global economic conditions, including as a result of the COVID-19 pandemic or activity levels in our industry;
•other events or factors, including severe weather, natural disasters, those resulting from war, incidents of terrorism, pandemics, or other public health emergencies or external events or responses to these events; and
•overall fluctuations in the U.S. equity markets, including due to concerns of an economic downturn or recession.
In addition, broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance, and factors beyond our control may cause our stock price to decline rapidly and unexpectedly.
Our Sponsor controls us and its interests may conflict with ours or yours in the future.
Immediately following this offering and the share repurchase, our Sponsor will control approximately 52.6% of the voting power of our common stock (or 51.4%, if the underwriters exercise in full their option to purchase additional shares of common stock). For so long as our Sponsor continues to own a significant percentage of our common stock, our Sponsor will still be able to significantly influence the composition of our board of directors and the approval of actions requiring stockholder approval through its voting power, including potential mergers or acquisitions, payment of dividends, asset sales, amendment of our amended and restated certificate of incorporation or amended and restated bylaws and other significant corporate transactions. Accordingly, for such period of time as our Sponsor holds a controlling interest in us, our Sponsor will have significant influence with respect to our management, business plans and policies. In particular, our Sponsor will be able to cause or prevent a change of control of our company or a change in the composition of our board of directors and could preclude any unsolicited acquisition of our company. The concentration of voting power could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of our company and ultimately might affect the market price of our common stock.
Our Sponsor and its affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, our Sponsor and its affiliates may engage in activities where their interests conflict with our interests or those of our stockholders. Two of our eight directors are affiliated with our Sponsor. These persons will have fiduciary duties both to us and to our Sponsor. As a result, they may have real or apparent conflicts of interest on matters affecting both us and our Sponsor, which in some circumstances may have interests adverse to ours. Our amended and restated certificate of incorporation generally permits our Sponsor, its affiliates, our non-employee directors and their affiliates to engage, directly or indirectly, in the same lines of business in which we operate or otherwise to compete with us. Our Sponsor and its affiliates may also pursue acquisition opportunities that would be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In addition, our Sponsor and its affiliates may have an interest in us pursuing acquisitions, divestitures and other transactions that, in their judgment, could enhance their investment, even though such transactions might involve risks to you.
We are a “controlled company” within the meaning of the corporate governance standards of Nasdaq and, as a result, qualify for exemptions from certain corporate governance requirements.
Our Sponsor owns, and following this offering will continue to own, a majority of the voting power in the Company. As a result, we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq. A company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” within the meaning of the corporate governance standards of Nasdaq and may elect not to comply with certain corporate governance requirements of Nasdaq, including:
•the requirement that a majority of our board of directors consist of independent directors;
•the requirement that director nominations be made, or recommended to the full board of directors, by its independent directors or by a nominations committee comprised solely of independent directors; and
•the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.
We currently do not rely on the exemptions listed above, but at any point in time we may choose to rely on any or all of the exemptions accorded to a “controlled company”. If we choose to rely on any or all of the exemptions, our board of directors and those committees may have more directors who do not meet Nasdaq independence standards than they would if those standards were to apply. The independence standards are intended to ensure that directors who meet those standards are free of any conflicting interest that could influence their actions as directors. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.
Sales, or the potential for sales, of a substantial number of shares of our common stock in the public market could cause our stock price to drop significantly.
Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, including sales by our Sponsor, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. Outstanding shares of our common stock generally will be freely tradable without restriction or further registration under the Securities Act, except that any shares held by our affiliates, as that term is defined under Rule 144 of the Securities Act, or Rule 144, including our directors, executive officers and other affiliates (including our Sponsor), may be sold only in compliance with the limitations of Rule 144. Our directors and officers and the selling stockholders are subject to lock-up agreements with the underwriters of this offering that restrict the stockholders’ ability to transfer shares of our common stock (including shares of restricted stock issued under the 2021 Equity Plan and any securities convertible into or redeemable, exchangeable or exercisable for shares of our common stock) for at least 60 days from the date of this prospectus supplement, subject to waiver by Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC and certain other exceptions. The lock-up agreements limit the number of shares of common stock that may be sold immediately following this offering.
Moreover, the approximately 61.3% of our outstanding common stock held by our Sponsor as well as approximately 1.1 million shares of common stock held by certain of our officers and directors, have been registered for resale on a registration statement on Form S-3. Additionally, we have filed registration statements on Form S-8 under the Securities Act registering shares issuable under the 2015 LTIP, the 2021 Equity Plan and the ESPP. As of May 31, 2023, there were (i) 9,232,890 shares of common stock issuable upon the exercise of options outstanding under the 2015 LTIP, (ii) 5,071,093 unvested shares of restricted stock that were issued under the 2021 Equity Plan, (iii) 5,257,375 shares of common stock issuable upon the exercise of options outstanding under the 2021 Equity Plan, (iv) 59,909 shares of common stock issuable upon the settlement of RSUs outstanding under the 2021 Equity Plan, (v) 8,489,733 shares of common stock reserved for future issuance under the 2021 Equity Plan, and (vi) 3,810,649 shares of common stock reserved for future issuance under the ESPP. Shares registered under such registration statements, including shares issuable upon the exercise of options, will be eligible for resale in the public market without restriction, subject to Rule 144 limitations applicable to affiliates, the lock-up agreements described above and the vesting and transfer restrictions described in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2023 (our “2023 Proxy Statement”) under “Executive Compensation—Summary Compensation Table—Narrative Disclosure to Summary Compensation Table—Long-Term Equity Incentives—2015 LTIP” and “—Sterling Check Corp. 2021 Omnibus Incentive Plan.” Further, our amended and restated certificate of incorporation authorizes us to issue shares of common stock and options relating to common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. Any common stock that we issue, including under the 2021 Equity Plan or other equity incentive plans that we may adopt in the future, would dilute the percentage ownership held by the investors who purchase common stock in this offering. In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.
Additionally, certain holders of shares of our common stock, including the selling stockholders, have rights, subject to certain conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares held by our affiliates as defined in Rule 144. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.
As restrictions on resale end, or if the existing stockholders exercise their registration rights, the market price of our shares of common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of common stock or other securities.

If securities or industry analysts cease publishing research or reports about us, our business or our markets, or if they adversely change their recommendations or publish negative reports regarding our business or our common stock, our stock price and trading volume could materially decline.
The trading market for our common stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our markets or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will continue to cover us or provide favorable coverage. If one or more of the analysts who do cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, or if we fail to meet their expectations for our financial results, the price of our stock could materially decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to materially decline.
We do not currently expect to pay any cash dividends.
We do not currently expect to pay any cash dividends on our common stock for the foreseeable future. Instead, we intend to retain future earnings, if any, for the future operation and expansion of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, cash requirements, financial condition, contractual restrictions, restrictions imposed by applicable laws, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other factors that our board of directors deems relevant. Because we are a holding company and all of our business is conducted through our subsidiaries, dividends, distributions and other payments from, and cash generated by, our subsidiaries will be our principal sources of cash to fund operations and pay dividends. Accordingly, our ability to pay dividends to our stockholders is dependent on the earnings and distributions of funds from our subsidiaries. Under the Credit Agreement, dated as of November 29, 2022 (the "2022 Credit Agreement"), by and among Sterling Infosystems, Inc., as borrower, Sterling Intermediate Corp. and the other guarantors party thereto, KeyBank National Association, as agent, and the lenders party thereto, we and our subsidiaries are limited in our ability to pay cash dividends. Our ability to pay dividends may also be similarly restricted by the terms of any future credit agreement or any future debt or preferred equity securities we or our subsidiaries may issue. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking dividend income should not purchase our common stock.
We may issue preferred stock the terms of which could adversely affect the voting power or value of our common stock.
Our amended and restated certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

Anti-takeover provisions in our organizational documents and Delaware law might discourage or delay acquisition attempts for us that you might consider favorable, limit attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt, or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders, and may make changes in our management more difficult without the approval of our board of directors. Among other things, these provisions:
•establish a classified board of directors such that only a portion of the board of directors is elected at each annual meeting;
•allow the authorized number of our directors to be determined exclusively by resolution of our board of directors and grant our board of directors the sole power to fill any vacancy on the board of directors;
•limit the ability of stockholders to remove directors without cause if our Sponsor ceases to own 50% or more of the voting power of our common stock;
•eliminate the ability of our stockholders to call special meetings of stockholders, if our Sponsor ceases to own 50% or more of the voting power of our common stock;
•would allow us to authorize the issuance of undesignated preferred stock in connection with a stockholder rights plan or otherwise, the terms of which may be established and the shares of which may be issued without stockholder approval, and which may include super voting, special approval, dividend, or other rights or preferences superior to the rights of the holders of our common stock;
•prohibit stockholder action by written consent from and after the date on which our Sponsor ceases to beneficially own 50% or more of the voting power of our common stock;
•provide that the board of directors is expressly authorized to make, alter, or repeal our bylaws and that our stockholders may only amend our bylaws with the approval of 66 2/3% or more in voting power of all outstanding shares of our capital stock, if our Sponsor ceases to own 50% or more of the voting power of our common stock;
•restrict the forum for certain litigation against us to Delaware; and
•establish advance notice requirements for nominations for elections to our board or for proposing matters that can be acted upon by stockholders at stockholder meetings.
In addition, while we have opted out of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.
Our amended and restated certificate of incorporation provides that our Sponsor and its affiliates, and any of their respective direct or indirect transferees and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision. Further, as a Delaware corporation, we are also subject to provisions of Delaware law, which may impair a takeover attempt that our stockholders may find beneficial. These anti-takeover provisions and other provisions under Delaware law could discourage, delay or prevent a transaction involving a change in control of our company, including actions that our stockholders may deem advantageous, or negatively affect the trading price of our common stock. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire. See “Description of Capital Stock” in the accompanying prospectus.
Our amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware or the federal district courts of the U.S. as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees.
Our amended and restated certificate of incorporation provides that, unless we otherwise consent in writing, (A) (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of us to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws (as either may be amended or restated) or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the U.S. shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder.
Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the U.S. have exclusive jurisdiction. The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation.

USE OF PROCEEDS
The selling stockholders will receive all of the net proceeds from the sale of shares in this offering.
We will not receive any proceeds from the sale of shares by the selling stockholders. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than any underwriting discounts and commissions, which will be borne by the selling stockholders. See “Selling Stockholders.”
Certain entities affiliated with Goldman Sachs beneficially own in excess of 10% of our issued and outstanding common stock and, as selling stockholders in this offering, will receive 5% or more of the net proceeds of the offering. Because the Goldman Sachs affiliated stockholders are affiliates of Goldman Sachs & Co. LLC, an underwriter in this offering, Goldman Sachs & Co. LLC is deemed to have a “conflict of interest” under Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. Goldman Sachs & Co. LLC will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.

DIVIDEND POLICY
We do not currently expect to pay any cash dividends on our common stock for the foreseeable future. Instead, we intend to retain future earnings, if any, for the future operation and expansion of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, cash requirements, financial condition, contractual restrictions, restrictions imposed by applicable laws and other factors that our board of directors may deem relevant. Because our business is conducted through our subsidiaries, dividends, distributions and other payments from, and cash generated by, our subsidiaries will be our principal sources of cash to fund operations and pay dividends. Accordingly, our ability to pay dividends to our stockholders is dependent on the earnings and distributions of funds from our subsidiaries. Our ability to pay dividends may also be restricted by the terms of our 2022 Credit Agreement and any future credit agreement or any future debt or preferred equity securities of Sterling Check Corp. or its subsidiaries. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment and you may not be able to sell your shares at or above the price you paid for them. See “Risk Factors—Risks Relating to This Offering and Ownership of our Common Stock—We do not currently expect to pay any cash dividends.”

SELLING STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our common stock held by the selling stockholders as of May 31, 2023 and as adjusted to reflect the sale of common stock offered by the selling stockholders in this offering and the share repurchase. We have entered into an agreement with BSPI, one of the selling stockholders, to repurchase 1,000,000 shares of our common stock directly from BSPI in a private, non-underwritten transaction at a price per share equal to the price per share to be paid by the underwriters to the selling stockholders in this offering. The share repurchase is expected to be consummated concurrently with this offering and is conditioned upon the closing of this offering. The offering of shares hereby is not conditioned upon the completion of the share repurchase. See “Summary—Share Repurchase.” For further information regarding material relationships and transactions between us and the selling stockholders, see “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2023 and incorporated by reference in this prospectus.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power.
As indicated below, the selling stockholders are affiliates of Goldman Sachs & Co. LLC, a registered broker-dealer that is in the business of underwriting securities, but are not themselves broker-dealers. The selling stockholders acquired shares of our common stock in 2015 in the ordinary course of their investment business, and at the time of acquisition of such shares of our common stock, such selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute the shares of our common stock.
Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

			Number of shares being offered in this offering	Number of shares being offered pursuant to underwriters’ option	Shares beneficially owned after this offering*
	Shares of common stock beneficially owned prior to this offering				Assuming the underwriters’ option is not exercised		Assuming the underwriters’ option is exercised in full
Name of beneficial owner	Number of shares	Percentage			Number of shares	Percentage	Number of shares	Percentage
Entities affiliated with Goldman Sachs(1)	59,958,239	61.3%	8,000,000	1,200,000	50,958,239	52.6%	49,758,239	51.4%
______________
*Gives effect to our repurchase of 1,000,000 shares directly from Broad Street Principal Investments, L.L.C. See “Summary—Share Repurchase.”
(1)Reflects (i) 20,316,320 shares held by Broad Street Principal Investments, L.L.C., (ii) 39,635,846 shares held by Checkers Control Partnership, L.P. and (iii) 1,064 shares held by Broad Street Control Advisors, L.L.C. (together, the “GS Entities”). The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC are deemed to beneficially own all of the abovementioned shares and are deemed to beneficially own an additional 5,009 shares. Goldman Sachs & Co. LLC is a wholly owned subsidiary of The Goldman Sachs Group, Inc. Affiliates of The Goldman Sachs Group, Inc. are the general partner, managing general partner or investment manager, as applicable, of the GS Entities. Adrian Jones serves on our board of directors and is also a managing director of Goldman Sachs and may be deemed to have beneficial ownership of the shares held by the GS Entities. Each of Goldman Sachs & Co. LLC, The Goldman Sachs Group, Inc. and Mr. Jones disclaim beneficial ownership of the equity interests and the shares described above held directly or indirectly by the GS Entities, except to the extent of their pecuniary interest therein, if any. The address of each of the GS Entities, Goldman Sachs & Co. LLC and The Goldman Sachs Group, Inc. is 200 West Street, New York, NY 10282. CDPQ is a limited partner in Checkers Control Partnership, L.P. and owns its equity interest in us indirectly through this limited partnership, which is controlled by The Goldman Sachs Group, Inc. The shares of common stock held by the GS Entities were acquired in the ordinary course of their investment business, and at the time of acquisition of such shares of common stock, the GS Entities had no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR
NON-U.S. HOLDERS OF OUR COMMON STOCK
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the ownership and disposition of our common stock purchased pursuant to this offering, but does not purport to be a complete analysis of all potential tax consequences. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (“Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare tax on net investment income or the alternative minimum tax, or the consequences to persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the U.S.;
•persons holding our common stock as part of a straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies and other financial institutions;
•real estate investment trusts or regulated investment companies;
•brokers, dealers or certain electing traders in securities that mark their securities positions to market for tax purposes;
•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our common stock under the constructive sale provisions of the Code;
•persons that hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•“qualified foreign pension funds” (within the meaning of Section 897(I)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds);
•a person that any time owns, directly, indirectly or constructively, 5% or more of our outstanding capital stock; and

•tax-qualified retirement plans.
If any partnership or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
PROSPECTIVE INVESTORS AND INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “United States person” nor an entity treated as a partnership for U.S. federal income tax purposes. A United States person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the U.S.;
•a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S. any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Distributions
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying cash dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions not treated as dividends for U.S. federal income tax purposes will first constitute non-taxable returns of capital and be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess amounts will be treated as capital gains, as described below under “Sale or Other Taxable Disposition.”
Subject to the discussions below on effectively connected income, backup withholding, and the Foreign Account Tax Compliance Act (as defined below), dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided that the Non-U.S. Holder will be required to furnish to the applicable withholding agent prior to the payment of dividends a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for such lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their potential entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption for effectively connected dividends, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S.
Any such effectively connected dividends will be subject to U.S. federal income tax as if the Non-U.S. Holder were a United States person (as defined in the Code). A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
Subject to the discussions below on backup withholding and the Foreign Account Tax Compliance Act (as defined below), a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such gain is attributable);
•the Non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our common stock constitutes a U.S. real property interest (a “USRPI”), by reason of our status as a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax as if the Non-U.S. Holder were a United States person (as defined in the Code). A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the sale or other disposition of our common stock, which may generally be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the U.S.), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, during the calendar year in which the disposition occurs, and such Non-U.S. Holder has owned, actually and constructively, five percent or less of our common stock throughout the shorter of (1) the five-year period ending on the date of the sale or other taxable disposition and (2) the Non-U.S. Holder’s holding period. If we were to become a USRPHC and our common stock were not considered to be “regularly traded on an established securities market” during the calendar year in which the relevant disposition by a Non-U.S. Holder occurred, such Non-U.S. Holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the U.S. or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. If a Non-U.S. Holder does not provide the certification described above or the applicable withholding agent has actual knowledge or reason to know that such Non-U.S. Holder is a United States person, payments of dividends or of proceeds of the sale or other taxable disposition of our common stock generally will be subject to backup withholding at a rate currently equal to 24% of the gross proceeds of such dividend, sale, or taxable disposition. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be claimed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of common stock which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.

Accordingly, the entity through which shares of our common stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” (as defined in the Code) or (ii) provides certain information regarding the entity’s “substantial United States owners”, which will in turn be provided to the U.S. Department of Treasury. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payment of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)
The Company, the selling stockholders and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Total	8,000,000
The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised. The underwriters may offer and sell the shares through certain of their affiliates or other registered broker-dealers or selling agents.
The underwriters have an option to buy up to an additional 1,200,000 shares from the selling stockholders to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to the selling stockholders. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 1,200,000 shares of common stock from the selling stockholders.

Total
	Per Share	No Exercise	Full Exercise
Price to public	$	$	$
Underwriting discounts and commissions to be paid by the selling stockholders(1)	$	$	$
Proceeds, before expenses, to the selling stockholders	$	$	$
Shares sold by the underwriters to the public will initially be offered at the offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $                 per share from the offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We have entered into an agreement with BSPI, one of the selling stockholders, to repurchase 1,000,000 shares of our common stock directly from BSPI in a private, non-underwritten transaction at a price per share equal to the price per share to be paid by the underwriters to the selling stockholders in this offering. The share repurchase is expected to be consummated concurrently with this offering and is conditioned upon the closing of this offering. The offering of shares hereby is not conditioned upon the completion of the share repurchase. See “Summary—Share Repurchase.”
The Company, its officers and directors and the selling stockholders have agreed with the underwriters, subject to certain exceptions described below, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC.
The restrictions described in the paragraph above relating to us do not apply, subject in certain cases to various conditions (including the transfer of the lockup restrictions), to our entry into agreements providing for the issuance of common stock or such other securities in connection with certain acquisitions, assumed employee benefit plans, joint ventures, commercial relationships or other strategic transactions, and the issuance of securities pursuant to such agreements, provided that the aggregate number of shares that may be sold or issued pursuant to this paragraph shall not exceed 10% of the total number of shares of common stock issued and outstanding immediately following the completion of this offering.
The restrictions described in the paragraph above relating to the officers, directors and holders of all of the Company’s common stock do not apply, subject in certain cases to various conditions (including no filing requirements and the transfer of the lockup restrictions), to:
•transfers (A) as a bona fide gift or gifts, or as charitable contributions, (B) to a trust for the benefit of the holder or the immediate family thereof, (C) to an immediate family member or dependent or to certain entities controlled by a holder or immediate family member, (D) by will, intestacy or “living trust” or (E) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under the foregoing clauses (A) through (D);
•transfers pursuant to an order of a court or regulatory agency or by operation of law, such as pursuant to a domestic relations order, divorce settlement, divorce decree or separation agreement;
•transfers pursuant to a bona fide third-party tender offer, merger, purchase, consolidation or other similar transaction or series of related transactions approved by our board of directors, the result of which is that any person or group of persons, other than us or our subsidiaries, becomes the beneficial owner of 50% or more of the total voting power of our voting capital stock (or of the surviving entity), provided that if such transaction is not completed, such securities shall remain subject to the restrictions set forth in the lock-up agreement;
•transfers to us (a) for the payment of the exercise price upon the “cashless” or “net” exercise of an option to purchase shares or (b) for the payment of tax withholdings due as a result of the exercise of an option to purchase shares or the vesting or restricted stock or restricted stock units, in each case so long as such option, restricted stock or restricted stock unit was granted pursuant to any employee benefit plans or arrangements described in this prospectus supplement and the documents incorporated herein by reference;
•transfers to us in connection with the death, disability or termination of employment of the holder;
•in transactions relating to shares of common stock acquired in open market transactions after the completion of this offering;
•transfers as a pledge, hypothecation or other granting of a security interest in shares of common stock or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock, to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such common stock or such securities;
•transfers pursuant to trading plans established under Rule 10b5-1 under the Exchange Act prior to the date of the lock-up agreement; or
•the sale of common stock to the underwriters in this offering and the share repurchase.

The lock-up agreements described above permit the establishment during the lock-up period of written trading plans meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer of common stock, provided that no sale shall occur under such plan and no filing under the Exchange Act or any other public filing or disclosure of such plan shall be made by any person during the lock-up period unless such filing, announcement or other disclosure includes a statement to the effect that no transfer of common stock may be made under the plan during the lock-up period.
Our common stock is listed on Nasdaq under the symbol “STER.”
In connection with this offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares of common stock or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.
We estimate that our out-of-pocket expenses for this offering will be approximately $0.9 million. We have agreed to pay certain expenses incurred by the selling stockholders in connection with this offering, other than the underwriting discounts and commissions. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $15,000.
The Company and the selling stockholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. Certain entities affiliated with Goldman Sachs & Co. LLC, an underwriter in this offering, (i) beneficially own 59,958,239 shares of our common stock prior to giving effect to this offering and (ii) are selling stockholders in this offering and will receive all of the net proceeds. In addition, our board of directors includes one member affiliated with Goldman Sachs & Co. LLC. See “Selling Stockholders.”
Conflicts of Interest
Certain entities affiliated with Goldman Sachs beneficially own in excess of 10% of our issued and outstanding common stock and, as selling stockholders in this offering, will receive 5% or more of the net proceeds of the offering. Because the Goldman Sachs affiliated stockholders are affiliates of Goldman Sachs & Co. LLC, an underwriter in this offering, Goldman Sachs & Co. LLC is deemed to have a “conflict of interest” under Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. Goldman Sachs & Co. LLC will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant Member State at any time under the following exemptions under the Prospectus Regulation:
(a)to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation;
provided that no such offer of the shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares of our common stock under, the Offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates, us and the selling stockholders that:
(a)it is a qualified investor within the meaning of the Prospectus Regulation; and
(b)in the case of any shares of our common stock acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the shares of our common stock acquired by it in the Offering have not be acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the representative has been given to the offer or resale; or (ii) where the shares of our common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares of our common stock to it is not treated under the Prospectus Regulation as having been made to such persons.
We, the selling stockholders, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the representative of such fact in writing may, with the prior consent of the representative, be permitted to acquire shares of common stock in the offering.
United Kingdom
This prospectus supplement and any other material in relation to the shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any shares of our common stock may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). The shares of our common stock are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the shares of our common stock will be engaged in only with, the Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares has been approved by the

Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
(a)to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
(c)in any other circumstances falling within Section 86 of the FSMA.
provided that no such offer of the shares shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Each person in the UK who acquires any shares in the offering or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us, the selling stockholders, the underwriters and their affiliates that it meets the criteria outlined in this section.
Canada
The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are “accredited investors”, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are “permitted clients”, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “Securities and Futures Ordinance”), (ii) to “professional investors” as defined in the

Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Switzerland
We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the shares being offered pursuant to this prospectus supplement have not and will not be approved, and may not be licensable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares on the SIX Swiss Exchange or any other regulated shares market in Switzerland, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.
Australia
No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
PwC has identified the following relationships with the Company, which are not in accordance with the auditor independence standards of Regulation S-X and the PCAOB and are described below:
•From September 28, 2020 to January 15, 2021, a PwC covered person, who was not involved in the audit of the Company, held an impermissible financial interest in an affiliate of the Company.
•From October 14, 2020 to October 28, 2020, a PwC covered person, who was not involved in the audit of the Company, held an impermissible financial interest in an affiliate of the Company.
•From May 10, 2021 to May 21, 2021, a PwC covered person, who was a member of the audit engagement team for the Company, provided audit services to the Company and held an impermissible financial interest in an affiliate of the Company from May 21, 2021 to May 24, 2021.
•From October 27, 2021 to November 8, 2021, a PwC covered person, who was not involved in the audit of the Company, held an impermissible financial interest in an affiliate of the Company.
PwC provided an overview of the facts and circumstances surrounding the relationships to our audit committee and management, including the entities involved, the nature of the relationships and other relevant factors. Considering the facts presented, our audit committee and PwC have concluded that the relationships would not impair PwC’s application of objective and impartial judgment on any matters encompassed within the audit engagement performed by PwC for our consolidated financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2022, and that no reasonable investor would conclude otherwise.

INCORPORATION BY REFERENCE
We “incorporate by reference” certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and any information contained in any document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement.
The following documents filed with the SEC, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement, are hereby incorporated by reference in this prospectus supplement; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K:
•our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 2, 2023 (our “2023 Form 10-K”);
•our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 9, 2023;
•our Current Reports on Form 8-K filed with the SEC on March 8, 2023 and June 2, 2023; and
•those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2023, which are incorporated by reference in our 2023 Form 10-K.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:
Sterling Check Corp.
Attention: Investor Relations
6150 Oak Tree Boulevard
Suite 490
Independence, OH 44131
1 (800) 853-3228

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock to be sold in this offering. As allowed by SEC rules, this prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock offered hereby, you should refer to the registration statement, including all amendments, supplements, schedules, and exhibits filed as a part of the registration statement.
Statements contained or incorporated by reference in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC.
You can review the registration statement, as well as our SEC filings, by accessing the SEC’s website at www.sec.gov. You may also request copies of those documents, at no cost to you, by contacting us at the following address:
Sterling Check Corp.
Attention: Investor Relations
6150 Oak Tree Boulevard
Suite 490
Independence, OH 44131
1 (800) 853-3228

PROSPECTUS
Sterling Check Corp.
61,029,039 Shares of Common Stock Offered by the Selling Stockholders

The selling stockholders named in this prospectus may, from time to time, offer and sell up to 61,029,039 shares of common stock of Sterling Check Corp. We are not selling any shares of common stock, and will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.
The common stock may be offered or sold by the selling stockholders at fixed prices, at prevailing market prices at the time of sale or at prices related to prevailing market prices or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of our common stock by the selling stockholders. The selling stockholders will bear all underwriting commissions and discounts, if any, attributable to the sales of shares. We will bear other costs, expenses and fees in connection with the registration of the shares.
This prospectus describes the general manner in which common stock may be offered and sold by the selling stockholders. When the selling stockholders sell common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you decide whether to invest in our common stock.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “STER.” The last reported sale price of our common stock on January 19, 2023 was $14.58 per share.
Investing in our common stock involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission on March 16, 2022 (which document is incorporated by reference herein), as well as the risk factors and other information contained in any accompanying prospectus supplement, any related free writing prospectus and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding whether to invest in our common stock. See “Incorporation by Reference.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 24, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using the SEC’s “shelf” registration rules. Pursuant to this prospectus, the selling stockholders may, from time to time, sell up to 61,029,039 shares of our common stock in one or more offerings.
Each time the selling stockholders offer and sell common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should carefully read both this prospectus and any prospectus supplement (and any applicable free writing prospectuses) together with the additional information described under the heading “Incorporation by Reference.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to all of the provisions of such documents. Because these descriptions are only summaries of the applicable documents, they do not necessarily contain all of the information that you may find useful. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”
Neither we, the selling stockholders, nor the underwriters have authorized anyone to provide you with any information other than that included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us. We and the selling stockholders do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. Offers to sell, and solicitations of offers to buy, shares of our common stock are being made only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.
No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.
As used in this prospectus, unless the context otherwise requires, references to “Sterling,” “we,” “us,” “our,” the “Company,” and similar references refer to Sterling Check Corp.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we intend that all forward-looking statements that we make will be subject to the safe harbor protections created thereby. You can generally identify forward-looking statements by our use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, including market trends, our market opportunity, the growth of our various markets, our expansion into new markets, or the size of our total addressable market, and statements regarding our expectations, beliefs, plans, strategies, objectives, prospects or assumptions, or future events or performance, set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 16, 2022 are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those set forth under “Risk Factors” in our filings with the SEC incorporated by reference herein may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements, or could affect our share price. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:
•changes in economic, political and market conditions and the impact of these changes on our clients’ hiring trends;
•the sufficiency of our cash to meet our liquidity needs;
•the possibility of cyber-attacks, security vulnerabilities and internet disruptions, including breaches of data security and privacy leaks, data loss and business interruptions;
•our ability to comply with the extensive U.S. and foreign laws, regulations and policies applicable to our industry, and changes in such laws, regulations and policies;
•our compliance with data privacy laws and regulations;
•potential liability for failures to provide accurate information to our clients, which may not be covered, or may be only partially covered, by insurance;
•the possible effects of negative publicity on our reputation and the value of our brand;
•our failure to compete successfully;
•our ability to keep pace with changes in technology and to provide timely enhancements to our products and services;
•the continued impact of COVID-19 on global markets, economic conditions and the response by governments and third parties;
•our ability to cost-effectively attract new clients and retain our existing clients;
•our ability to grow our Identity-as-a-Service offerings;
•our success in new product introductions and adjacent market penetrations;

•our ability to expand into new geographies;
•our ability to pursue strategic mergers and acquisitions;
•design defects, errors, failures or delays with our products and services;
•systems failures, interruptions, delays in services, catastrophic events and resulting interruptions;
•natural or man-made disasters including pandemics and other significant public health emergencies, outbreaks of hostilities or effects of climate change and our ability to deal effectively with damage or disruption caused by the foregoing;
•our ability to implement our business strategies profitably;
•our ability to retain the services of certain members of our management;
•inadequate protection of our intellectual property;
•our ability to implement, maintain and improve effective internal controls and remediate the material weakness described in our reports incorporated by reference in this prospectus; and
•our ability to comply with public company requirements in a timely and cost-effective manner, and expense strain on our resources and diversion of our management’s attention resulting from public company compliance requirements.
Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained or incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, they may not be predictive of results or developments in future periods.
Any forward-looking statement that we make in this prospectus or in the documents incorporated herein by reference speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus.

CERTAIN TRADEMARKS, TRADE NAMES AND SERVICE MARKS
This prospectus includes or incorporates by reference trademarks and service marks owned by us. This prospectus also contains or incorporates by reference trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in or incorporated by reference in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

ABOUT US
We are a leading global provider of technology-enabled background and identity verification services. We provide the foundation of trust and safety that our clients need to create great environments for their most essential resource—people. We offer a comprehensive hiring and risk management solution that begins with identity verification, followed by criminal background screening, credential verification, drug and health screening, processing of employee documentation required for onboarding and ongoing risk monitoring.
Our services are delivered through our purpose-built, proprietary, cloud-based technology platform that empowers organizations with real-time and data-driven insights to conduct and manage their employment screening programs efficiently and effectively. Our clients face a dynamic and rapidly evolving global labor market with increasing complexity and regulatory requirements. We believe that our services and platform enable organizations to make more informed employment decisions, improve workplace safety, protect their brand and mitigate risk. As a result, we believe our solutions are mission-critical to their core human resources, risk management and compliance functions. During the year ended December 31, 2021, we completed over 95 million searches for over 50,000 clients, including over 50% of the Fortune 100 and over 50% of the Fortune 500.
Sterling Check Corp. (formerly Sterling Ultimate Parent Corp.), the issuer of the common stock to be offered or sold by the selling stockholders in this offering, was incorporated as a Delaware corporation on May 4, 2015. Our corporate headquarters are located at 1 State Street Plaza, 24th Floor, New York, NY 10004. Our telephone number is 1 (800) 853-3228. Our principal website address is www.sterlingcheck.com. We have included our website address in this prospectus as an inactive textual reference only. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully read this entire prospectus, any accompanying prospectus supplement and the materials incorporated by reference herein or therein, as applicable, including our consolidated financial statements and related notes thereto, the risks set forth under the caption “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including future filings we make from time to time with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Incorporation by Reference” and “Where You Can Find More Information.” If any of these risks actually occur, our business, results of operations and financial condition could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS
The selling stockholders will receive all of the net proceeds from any sales pursuant to this prospectus.
We will not receive any proceeds from the sale of shares of our common stock offered by the selling stockholders. We will, however, bear the costs associated with the sale of shares by the selling stockholders, other than any underwriting discounts and commissions, which will be borne by the selling stockholders. See “Selling Stockholders.”

SELLING STOCKHOLDERS
The registration statement of which this prospectus forms a part has been filed to permit the selling stockholders to resell to the public up to 61,029,039 shares of our common stock, as well as any common stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their common stock in transactions exempt from the registration requirements of the Securities Act. We will not receive any proceeds from any sale of shares by a selling stockholder under this prospectus and any prospectus supplement. We will bear the costs associated with the sale of shares by the selling stockholders, other than underwriting discounts and commissions, which will be borne by the selling stockholders.
The table below sets forth certain information known to us with respect to the beneficial ownership of the shares of our common stock held by the selling stockholders as of December 31, 2022. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares, if any, that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For the purposes of the table below, we assume that each selling stockholder will sell all of its shares of our common stock covered by this prospectus. For further information regarding material relationships and transactions between us and certain selling stockholders, see the “Certain Relationships and Related Party Transactions” section of our Definitive Proxy Statement on Schedule 14A that was filed with the SEC on April 29, 2022 and is incorporated by reference in this prospectus.
Information with respect to beneficial ownership has been furnished to us by each stockholder listed in the table below. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or direct the voting of such security, or “investment power”, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after December 31, 2022, including any shares of our common stock subject to an option that has vested or will vest within 60 days after December 31, 2022. More than one person may be deemed to be a beneficial owner of the same securities.
As indicated below, certain selling stockholders are affiliates of Goldman Sachs & Co. LLC, a registered broker-dealer that is in the business of underwriting securities, but are not themselves broker-dealers. Such selling stockholders acquired shares of our common stock in 2015 in the ordinary course of their investment business, and at the time of acquisition of such shares of our common stock, such selling stockholders had no agreements or understandings, directly or indirectly, with any person to distribute the shares of our common stock.
The percentage of beneficial ownership is based on 96,717,884 shares of common stock outstanding as of December 31, 2022.
Unless otherwise indicated, the address of all listed stockholders is c/o Sterling Check Corp., Attention: Secretary, 1 State Street Plaza, 24th Floor, New York, New York 10004. Each of the

stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of common stock beneficially owned prior to the offering		Maximum number of shares that may be offered pursuant to this prospectus	Shares beneficially owned after the sale of the maximum number of shares offered hereby
Name of Selling Stockholder	Number of shares	Percentage		Number of shares	Percentage
Entities affiliated with Goldman Sachs(1)	59,953,727	62.0%	59,953,230	497	*
Joshua Peirez(2)	3,154,342	3.2%	191,059	2,963,283	2.7%
Lou Paglia(3)	951,736	*	82,619	869,117	*
Peter Walker(4)	1,007,507	1.0%	72,292	935,215	*
Steve Barnett(5)	681,645	*	44,505	637,140	*
Lewis Frederick Sutherland(6)	596,951	*	419,300	177,651	*
All other selling stockholders as a group holding less than 1% of outstanding shares in aggregate(7)	896,131	*	266,034	630,097	*
______________
*Less than 1%.
(1)Reflects (i) 20,316,320 shares held by Broad Street Principal Investments, L.L.C., (ii) 39,635,742 shares held by Checkers Control Partnership, L.P. and (iii) 1,168 shares held by Broad Street Control Advisors, L.L.C. (together, the “GS Entities”). The Goldman Sachs Group, Inc. (“Goldman Sachs”) and Goldman Sachs & Co. LLC are deemed to beneficially own all of the abovementioned shares and are deemed to beneficially own an additional 497 shares. Goldman Sachs & Co. LLC is a wholly owned subsidiary of The Goldman Sachs Group, Inc. Affiliates of The Goldman Sachs Group, Inc. are the general partner, managing general partner or investment manager, as applicable, of the GS Entities. Each of Adrian Jones and William Chen serves on our board of directors and is also a managing director of Goldman Sachs and may be deemed to have beneficial ownership of the shares held by the GS Entities. In addition, Christopher Crampton, a former managing director of Goldman Sachs, resigned from our board of directors effective December 31, 2022 and may also be deemed to have beneficial ownership of the shares held by the GS Entities. Each of Goldman Sachs & Co. LLC, The Goldman Sachs Group, Inc. and Messrs. Jones, Chen and Crampton disclaim beneficial ownership of the equity interests and the shares described above held directly or indirectly by the GS Entities, except to the extent of their pecuniary interest therein, if any. The address of each of the GS Entities, Goldman Sachs & Co. LLC and The Goldman Sachs Group, Inc. is 200 West Street, New York, NY 10282. CDPQ is a limited partner in Checkers Control Partnership, L.P. and owns its equity interest in us indirectly through this limited partnership, which is controlled by The Goldman Sachs Group, Inc. The shares of common stock held by the GS Entities were acquired in the ordinary course of their investment business, and at the time of acquisition of such shares of common stock, the GS Entities had no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock.
(2)Includes 2,380,426 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 31, 2022. Mr. Peirez is our Chief Executive Officer and serves on our board of directors.
(3)Includes 696,036 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 31, 2022. Mr. Paglia is our President and Chief Operating Officer.
(4)Includes 718,800 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 31, 2022. Mr. Walker is our Executive Vice President and Chief Financial Officer.
(5)Includes 509,414 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 31, 2022. Mr. Barnett is our Executive Vice President, Secretary and Chief Legal & Risk Officer.
(6)Includes (i) 105,205 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 31, 2022 and (ii) 179,700 shares of common stock held of record by McWain Partners, LLC, in which Mr. Sutherland and his spouse share investment control. McWain Partners, LLC is owned by four trusts, the beneficiaries of which are Mr. Sutherland’s adult children and his spouse is the trustee of the trusts. Mr. Sutherland may be deemed to share beneficial ownership of the shares of common stock held of record by McWain Partners, LLC, but Mr. Sutherland disclaims beneficial ownership of such shares. Mr. Sutherland serves on our board of directors.
(7)Represents shares held by all other selling stockholders not listed above who, in the aggregate, beneficially own less than 1% of our common stock outstanding as of December 31, 2022, and includes 561,817 shares of common stock issuable upon exercise of options held by such selling stockholders that have vested or will vest within 60 days after December 31, 2022. Includes shares held by individuals who serve on our board of directors and an employee of the Company.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 1,000,000,000 shares of common stock, and 100,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which the board of directors may establish from time to time. As of December 31, 2022, there were outstanding 96,717,884 shares of common stock (excluding treasury shares of 1,047,237), including approximately 3,421,920 unvested shares of restricted stock that were issued under the 2021 Equity Plan, but excluding shares of our common stock issuable upon exercise of outstanding stock options, and no outstanding shares of preferred stock.
The following descriptions of our capital stock, amended and restated certificate of incorporation and amended and restated bylaws are intended as summaries only and are qualified in their entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). In this “Description of Capital Stock,” “we,” “us,” “our” and “our Company” refer to Sterling Check Corp. (formerly Sterling Ultimate Parent Corp.) and not to any of its subsidiaries.
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Unless our board of directors (our “Board”) determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
As of the date of this prospectus, certain affiliates of Goldman Sachs and Caisse de dépôt et placement du Québec (“CDPQ” and, together with Goldman Sachs, our “Sponsor”) control a majority of the voting power of our outstanding common stock. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock are able to elect all of the directors. Holders of common stock are entitled to be paid ratably any dividends as may be declared by our Board (in its sole discretion), subject to any preferential dividend rights of outstanding preferred stock (if any).
In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive ratably, in proportion to the number of shares held by them, the assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights (if any) of any outstanding preferred stock. Holders of our common stock have no preemptive or other rights to subscribe for additional shares. The shares of our outstanding common stock are not subject to further calls or assessments by us. There are no conversion or redemption rights or sinking fund provisions applicable to the shares of our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Our preferred stock, if issued, would have priority over our common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. To the extent permitted by law or by any stock exchange on which our common stock may be listed, our Board has the authority, without further stockholder authorization, to issue from time to time shares of authorized preferred stock in one or more series and to fix the terms, powers (including voting powers), rights, preferences and variations and the restrictions and limitations thereof of each series. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.
Limitations on Directors’ Liability
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by law. In addition, we have entered into indemnification agreements with each of our directors which may, in certain cases, be broader than the specific indemnification provisions contained under Delaware law.
In addition, to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duty as a director, except that a director will be personally liable for:
•any breach of his or her duty of loyalty to us or our stockholders;
•acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;
•the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or
•any transaction from which the director derived an improper personal benefit.
This provision does not affect a director’s liability under the federal securities laws.
To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our amended and restated certificate of incorporation, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Provisions of Our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware Law that May Have an Anti-Takeover Effect
Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.
Staggered Board; Removal of Directors
Our amended and restated certificate of incorporation and our amended and restated bylaws divide our Board into three classes with staggered three-year terms. In addition, a director is subject to removal by our stockholders only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of all of our then outstanding common stock if our Sponsor ceases to own 50% or more of the voting power of our common stock. Any vacancy on our Board, including a vacancy resulting from an increase in the number of directors, will be filled by vote of a majority of our directors then in office (subject to the rights of holders of any series of preferred stock or rights granted pursuant to the stockholders’ agreement). Furthermore, our amended and restated certificate of incorporation provides that the total number of directors may be changed only by the resolution of our Board (subject to the rights of holders of any series of preferred stock to elect additional directors). The classification of our Board and the limitations on the removal of directors, changes to the total number of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our Company.
Stockholder Action by Written Consent; Special Meetings
Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by written consent if our Sponsor ceases to own 50% or more of the voting power of our common stock. Our amended and restated certificate of incorporation and our amended and restated bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our Chairperson or our Board if our Sponsor ceases to own 50% or more of the voting power of our common stock.
Advance Notice Requirements for Stockholder Proposals
Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our Board. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.
Section 203 of the Delaware General Corporation Law
While we have opted out of Section 203 of the DGCL, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•prior to such time, our Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to that time, the business combination is approved by our Board and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction provided for or through our Company resulting in a financial benefit to the interested stockholder.
Subject to certain exceptions, an “interested stockholder” is a person who owns 15% or more of our outstanding voting stock and the affiliates and associates of such person. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.
Under certain circumstances, this provision will make it more difficult for a person who qualifies as an “interested stockholder” to effect certain business combinations with our Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board in order to avoid the stockholder approval requirement if our Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests.
Our amended and restated certificate of incorporation provides that our Sponsor, affiliates of Sponsor entities and any of their direct or indirect designated transferees (other than in certain market transfers and gifts) and any group of which such persons are a party do not constitute “interested stockholders” for purposes of this provision.
Amendments to Our Bylaws
The DGCL provides generally that the affirmative vote of a majority of the shares present at any meeting and entitled to vote on a matter is required to amend a corporation’s bylaws, unless a corporation’s bylaws require a greater percentage. Our amended and restated bylaws may be amended or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding stock entitled to vote thereon, voting together as a single class, if our Sponsor ceases to own 50% or more of the voting power of our common stock.
Exclusive Forum
Our amended and restated certificate of incorporation provides that, unless we otherwise consent in writing, (A) (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of us to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws (as either may be amended or restated) or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Although we believe these provisions benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers.

Corporate Opportunity
Delaware law permits corporations to adopt provisions renouncing any expectancy in or right to be offered an opportunity to participate in certain transactions or matters that may be investment, corporate or business opportunities and that are presented to a corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by Delaware law, neither (1) our Sponsor and any Sponsor entity’s directors, principals, officers, employees or other representatives that may serve as our directors, officers or agents, and each of their affiliates (each, an “Excluded Sponsor Party”) nor (2) any of our directors (other than any Excluded Sponsor Party) who are not Company officers or employees, and each of their affiliates (each, an “Excluded Director”), shall have any duty to refrain from (a) directly or indirectly engaging in any opportunity in which we, directly or indirectly, could have an interest or expectancy or (b) otherwise competing with us. Our amended and restated certificate of incorporation also renounces, to the fullest extent permitted by Delaware law, any interest or expectancy that we have in any opportunity in which any Excluded Sponsor Party or Excluded Director engages, even if the opportunity is one in which we, directly or indirectly, could have had an interest or expectancy. To the fullest extent permitted by Delaware law, in the event that any Excluded Sponsor Party or Excluded Director acquires knowledge of an opportunity that may be an opportunity for itself, himself or herself and for us, such party shall have no duty to communicate or present such opportunity to us and shall not be liable to us or any of our stockholders for breach of any fiduciary duty as our stockholder, director or officer solely for having pursued or acquired such opportunity or for offering or directing such opportunity to another person. Notwithstanding the foregoing, our amended and restated certificate of incorporation does not renounce any interest in any opportunity that is expressly offered to any Excluded Director solely in his or her capacity as one of our directors. To the fullest extent permitted by Delaware law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Stock Exchange Listing
Our common stock is listed on Nasdaq under the symbol “STER.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION
General
The selling stockholders may sell the shares of common stock covered by this prospectus from time to time using one or more of the following methods:
•underwritten public offerings;
•“at the market” sales to or through market makers or into an existing market for our shares of common stock;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•privately negotiated transactions;
•short sales (including short sales “against the box”);
•through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;
•by pledge to secure debts and other obligations;
•in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:
•the terms of the offering;
•the names of any underwriters, dealers or agents participating in the offering;
•the purchase price of the shares of common stock sold by the selling stockholders to any underwriter or dealer and the net proceeds the selling stockholders expect to receive from the offering;
•any options pursuant to which underwriters may purchase additional shares of common stock from the selling stockholders;
•any delayed delivery arrangements;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any public offering price;

•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which our common stock may be listed.
The selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of shares of our common stock, those shares of common stock will be acquired by the underwriters for their own account. The underwriters may resell our common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our common stock, underwriters may receive compensation from the selling stockholders in the form of discounts, concessions or commissions. Underwriters may sell shares of our common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.
If the selling stockholders use an underwriter or underwriters to effectuate the sale of shares of common stock, we and the selling stockholders will execute an underwriting agreement with those underwriters at the time of sale of such shares of common stock. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those shares of common stock. Unless otherwise indicated in the prospectus supplement relating to a particular offering of our common stock, the obligations of the underwriters to purchase our common stock from the selling stockholders will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the shares of our common stock offered by the selling stockholders if any of the shares of common stock are purchased.
In effecting sales, brokers or dealers engaged by us and the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of the shares of common stock, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of shares of our common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.
The selling stockholders may also sell our common stock from time to time through agents. The applicable prospectus supplement will name any agent involved in the offer or sale of such shares of common stock and will list commissions payable to these agents if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless otherwise stated in any applicable prospectus supplement.
The selling stockholders may sell shares of our common stock directly to purchasers. In this case, the selling stockholders may not engage underwriters or agents in the offer and sale of such shares of common stock.
Selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of any such common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of common stock may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to any selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts are deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from any selling stockholder.

From time to time, any selling stockholder may pledge, hypothecate or grant a security interest in some or all of the common stock owned by it. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of shares of a selling stockholder’s common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s common stock will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell short, and, in those instances, this prospectus may be delivered in connection with the short sales and the common stock offered under this prospectus may be used to cover short sales.
Any selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of common stock by those broker-dealers. Any selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer such shares of common stock.
A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. A selling stockholder that is an individual may make gifts of common stock covered hereby. Such donees may use the prospectus to resell the common stock or, if required by law, we may file a prospectus supplement naming such donees.
We are not aware of any plans, arrangements or understandings between any stockholder and any underwriter, broker-dealer or agent regarding the sale of our common stock by any stockholder. There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part. In addition, we cannot assure you that any selling stockholder will not transfer, devise or gift our common stock by other means not described in this prospectus. Moreover, the selling stockholders may also sell shares pursuant to Rule 144 under the Securities Act or other available exemptions from the registration requirements of the Securities Act, including pursuant to trading plans meeting the requirements of Rule 10b5-1 under the Exchange Act, rather than pursuant to this prospectus or any applicable prospectus supplement.
Our common stock is listed on Nasdaq. However, we cannot give you any assurance as to the liquidity of the trading markets for our common stock.
Indemnification
We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.
Related Transactions
Various underwriters who participate in the distribution of shares of our common stock, and their affiliates, may perform various commercial banking, investment banking or other services for us from time to time in the ordinary course of business.

Price Stabilization and Short Positions
If underwriters or dealers are used in the sale, until the distribution of the shares of common stock is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase shares of our common stock. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our common stock. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock. If the underwriters create a short position in our common stock in connection with the offering (that is, if they sell more shares of our common stock than are set forth on the cover page of the accompanying prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing shares of our common stock in the open market.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
PwC has identified the following relationships with the Company, which are not in accordance with the auditor independence standards of Regulation S-X and the PCAOB and are described below:
•From October 14, 2020 to October 28, 2020, a PwC covered person, who was not involved in the audit of the Company, held an impermissible financial interest in an affiliate of the Company.
•From May 10, 2021 to May 21, 2021, a PwC covered person, who was a member of the audit engagement team for the Company, provided audit services to the Company and held an impermissible financial interest in an affiliate of the Company from May 21, 2021 to May 24, 2021.
•From October 27, 2021 to November 8, 2021, a PwC covered person, who was not involved in the audit of the Company, held an impermissible financial interest in an affiliate of the Company.
PwC provided an overview of the facts and circumstances surrounding the relationships to our audit committee and management, including the entities involved, the nature of the relationships and other relevant factors. Considering the facts presented, our audit committee and PwC have concluded that the relationships would not impair PwC’s application of objective and impartial judgment on any matters encompassed within the audit engagement performed by PwC for our consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2021, and that no reasonable investor would conclude otherwise.

INCORPORATION BY REFERENCE
We “incorporate by reference” certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.
The following documents filed with the SEC, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus, are hereby incorporated by reference in this prospectus; provided, however, that we are not incorporating any information deemed furnished and not filed in accordance with SEC Rules, including under Items 2.02 or Item 7.01 of Form 8-K:
•our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 16, 2022 (our “Form 10-K”);
•our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 10, 2022, for the quarterly period ended June 30, 2022, filed with the SEC on August 9, 2022, and for the quarterly period ended September 30, 2022, filed with the SEC on November 9, 2022;
•our Current Reports on Form 8-K filed with the SEC on June 21, 2022, November 30, 2022 and December 23, 2022;
•those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022, which are incorporated by reference in our Form 10-K; and
•the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 22, 2021, as supplemented by the “Description of Capital Stock” included in this prospectus and including all amendments and reports filed for the purpose of updating such description.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:
Sterling Check Corp.
Attention: Investor Relations
1 State Street Plaza
24th Floor
New York, New York 10004
1 (800) 853-3228

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock offered hereby. As allowed by SEC rules, this prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you should refer to the registration statement, including all amendments, supplements, schedules and exhibits thereto.
Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC.
You can review the registration statement, as well as our SEC filings, by accessing the SEC’s website at www.sec.gov. You may also request copies of those documents, at no cost to you, by contacting us at the following address:
Sterling Check Corp.
Attention: Investor Relations
1 State Street Plaza
24th Floor
New York, New York 10004
1 (800) 853-3228

8,000,000 Shares
Sterling Check Corp.
Common Stock

Preliminary Prospectus Supplement

Goldman Sachs & Co. LLC
J.P. Morgan

               , 2023